Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EDWARDS LIFESCIENCES CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Edwards Lifesciences Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article NINTH thereof and inserting the following in lieu thereof:

“NINTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, no person who is, or was at any time but is no longer serving as, a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article NINTH shall have the effect of increasing the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.”

2.    The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, Edwards Lifesciences Corporation has caused this Certificate to be executed by its duly authorized officer on this 11th day of May, 2023.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Name: Linda J. Park
Office: Senior Vice President, Associate General Counsel and Corporate Secretary